Exhibit 99.1

NeuroOne® Reports Third Quarter Fiscal Year 2025
Financial Results; Revenue Increases 105% YoY and Gross Margin Expands to 53.9%

Completed Oversubscribed $8.2 Million Capital Raise; Funded Through At Least Fiscal Year 2026

EDEN PRAIRIE, Minn., August 14, 2025 -- NeuroOne Medical Technologies Corporation (Nasdaq: NMTC) (“NeuroOne” or the “Company”), a medical technology company dedicated to transforming the surgical diagnosis and treatment of neurological disorders, has reported financial results for the third quarter of fiscal year 2025 ended June 30, 2025.

Recent Company Highlights

●	Product revenue increased 105% to $1.7 million in the third quarter of fiscal year 2025, compared to $0.8 million in the third quarter of fiscal year 2024.

●	Product gross margin expanded significantly to 53.9% in the third quarter of fiscal year 2025, compared to 34.1% in the third quarter of fiscal year 2024.

●	Operating expenses decreased 9% to $2.8 million in the third quarter of fiscal year 2025, compared to $3.1 million in the same quarter of the prior year.

●	Successfully completed an oversubscribed capital raise with institutional investors in April 2025, totaling $8.2 million in net proceeds.

●	Achieved milestone with first OneRF® Ablation System patient surpassing the one-year mark of seizure freedom. * Other early patients are also showing significant improvement with reduced or eliminated seizures and symptoms.

●	Successfully filed FDA submission ahead of schedule for the OneRF® Trigeminal Nerve Ablation System to treat facial pain. An FDA response is expected in the near term.

●	Received first order for NeuroOne’s sEEG-based drug delivery system (currently in development) from a large biopharmaceutical company planning to test NeuroOne’s system in preclinical research, representing a completely new market for NeuroOne.

●	Received a Notice of Allowance from the U.S. Patent and Trademark Office (USPTO) that a key patent will be issued surrounding how the Company’s neural and spinal cord stimulation electrodes are manufactured, representing a significant competitive deterrent for NeuroOne’s platform technology. Today, NeuroOne has 13 issued and pending patents in the U.S., as well as 4 internationally.

●	Strengthened management team with the additions of Dr. Parag Patil as Chief Medical Advisor, Emily Johns as General Counsel and Corporate Secretary, and Evan Goulet, PhD as Sr. Director of Quality Assurance and Regulatory Affairs.

Management Commentary

“The third quarter of fiscal 2025 was highlighted by significantly improved year-over-year financial results, as well as several operational milestones that improve our competitive positioning and market potential,” said Dave Rosa, CEO of NeuroOne. “On the heels of our continued successful launch of the OneRF® Ablation system, we showed dramatic improvements in revenue—which increased 105% year over year—as well as gross profit, which increased to 53.9%. We were also pleased to report that the first OneRF® ablation patient surpassed one year with seizure freedom, significantly improving her quality of life. The positive results we are experiencing with patients showcases that our technology platform can significantly improve the quality of life for people with debilitating neurological disorders.

“We’ve also continued to make progress in expanding our market opportunity by leveraging the same NeuroOne electrode technology platform. To that end, we submitted our 510(k) application to the FDA for our OneRF® Trigeminal Nerve Ablation System ahead of schedule and expect to receive a response shortly. Conditional to receiving FDA 510(k) clearance, we have the ability to generate revenues from trigeminal nerve ablation in calendar year 2025. In addition, we are excited to have received the first order for our sEEG-based drug delivery system, which is in development, from a biopharmaceutical company planning to test our system in preclinical research. Discussions are ongoing with a number of top-tier strategic partners for other potential applications, including basivertebral nerve ablation (BVNA) and spinal cord stimulation for lower back pain management.

“We also began efforts this quarter to prepare the company to enter international markets by launching a program to apply for ISO 13485 certification. We expect that obtaining ISO 13485 certification will allow for additional growth that is not factored in our current operational plan.

“With 17 issued and outstanding patents in the U.S. and internationally, we have made steadfast progress on growing our IP portfolio. In July, we received notice of allowance from USPTO that a key patent will be issued surrounding how our neural and spinal cord stimulation electrodes are manufactured, representing a significant competitive advantage for NeuroOne.”

“Today, we stand in a stronger position than ever, given our expanding IP portfolio, ramping of revenues and solidified financial position following our $8.2 million capital raise. Ultimately, the steps we have taken provide a clearer path to potential profitability, especially as we continue to work closely with our strategic partner, Zimmer Biomet, as well as other potential partners,” concluded Rosa.

Operational Updates

OneRF® Ablation System:

●	The first patient treated with NeuroOne’s OneRF Ablation System reached one year of seizure freedom in June 2025.*

●	Additional patients are showing similar results with either seizure freedom or a significantly reduced number of seizures.*

●	The Company continues to work closely with Zimmer Biomet and physician advisors on advanced training and education for this novel combination diagnostic and therapeutic procedure.

●	Product exhibited by Zimmer Biomet at the American Association of Neurological Surgeons (AANS) in April 2025.

●	Planning post-market registry to collect outcomes data.

OneRF® Trigeminal Nerve Ablation System:

●	Filed 510(k) submission with the FDA in April 2025, ahead of schedule.

●	NeuroOne expects to receive a response from the FDA in the near term.

●	Subject to 510(k) clearance by the FDA, the OneRF® Trigeminal Nerve Ablation System could contribute to revenue in late calendar year 2025.

OneRF® BVNA Nerve Ablation System

●	Initiated program to develop a product offering leveraging the OneRF system for basivertebral nerve radiofrequency ablation (BVNA) for the treatment of lower back pain.

●	Formed an advisory board of key opinion leaders for this application.

Spinal Cord Stimulation (SCS) Percutaneous Paddle Lead Program:

●	Initiated implants for chronic animal study.

●	Continuing discussions with potential strategic partners to further develop and commercialize the Company’s Percutaneous Paddle Lead.

sEEG-Based Drug Delivery Program:

●	Received first order for NeuroOne’s sEEG-based drug delivery system (currently in development) from a large biopharmaceutical company planning to test NeuroOne’s system in preclinical research, representing a completely new market for NeuroOne.

●	Completed animal study with miniaturized sEEG-based drug delivery system designed for research use in small animals.

●	Presentations at the American Society for Gene and Cell Therapy annual meeting in New Orleans in May 2025 and the Neurological Disorders Summit in Germany in April 2025.

Outside the U.S. (OUS) Distribution

●	Initiated process to secure ISO13485 certification, which is a requisite for device registration and commercialization in many regions outside of the United States. Additional requirements may also need to be met prior to achieving regulatory approval in OUS markets.

●	The Company has not sold or commercialized any products in international markets to-date, representing a potentially significant revenue opportunity.

Third Quarter Financial Results

Product revenue increased 105% to $1.7 million in the third quarter of fiscal 2025, compared to product revenue of $0.8 million in the same quarter of the prior year. For the first nine months of fiscal 2025, product revenue increased 100% to $6.4 million, compared to $3.2 million for the same period in fiscal year 2024. The Company also had license revenue of $3.0 million in the first nine months of fiscal year 2025, which is not included in product revenue, compared to no license revenue in the first nine months of fiscal year 2024. License revenue in fiscal 2025 was derived from the expanded exclusive distribution agreement with Zimmer Biomet.

Product gross profit increased significantly to $0.9 million, or 53.9% of revenue, in the third quarter of fiscal year 2025, compared to product gross profit of $0.3 million, or 34.1% of revenue, in the same quarter of the prior year. For the first nine months of fiscal year 2025, product gross profit increased significantly to $3.6 million, or 56.8% of revenue, compared to product gross profit of $0.9 million, or 29.5% of revenue in the first nine months of fiscal year 2024.

Total operating expenses decreased 9% to $2.8 million in the third quarter of fiscal year 2025, compared to $3.1 million in the same quarter of the prior year. R&D expense in the third quarter of fiscal year 2025 was $1.2 million, the same as the third quarter of fiscal year 2024. SG&A expense in the third quarter of fiscal year 2025 decreased 14% to $1.6 million, compared to $1.9 million in the same quarter of the prior year. For the first nine months of fiscal year 2025, total operating expenses decreased 5% to $9.5 million, compared to $10.0 million in the same period of fiscal year 2024. R&D expense in the first nine months of fiscal year 2025 decreased to $3.9 million, compared to $4.0 million in the same period of fiscal year 2024. SG&A expense in the first nine months of fiscal year 2025 decreased 8% to $5.6 million, compared to $6.1 million in the prior year period.

Net loss in the third quarter of fiscal year 2025 improved to $1.5 million, or $(0.03) per share, compared to a net loss of $2.8 million, or $(0.10) per share, in the same quarter of the prior year. Net loss for the first nine months of fiscal year 2025 improved significantly to $2.0 million, or $(0.05) per share, compared with a net loss of $9.0 million, or $(0.35) per share, in the same period of fiscal year 2024.

As of June 30, 2025, the Company had cash and cash equivalents of $8.0 million, compared to $1.5 million as of September 30, 2024. The Company had working capital of $8.7 million as of June 30, 2025, compared to working capital of $2.4 million as of September 30, 2024. The Company had no debt outstanding as of June 30, 2025.

In April 2025, the Company completed an oversubscribed capital raise with institutional investors totaling $8.2 million in net proceeds.

Full Fiscal Year 2025 Financial Guidance

The Company continues to expect product revenue for fiscal year 2025 to range between $8.0 million and $10.0 million, representing an increase of between 132% and 190% when compared to product revenue of $3.5 million in fiscal year 2024. The Company is increasing its expectations for product gross margin in fiscal year 2025 to range between 50% and 53%, compared to product gross margin of 31% in fiscal year 2024.

Conference Call and Webcast

Management will host an investor conference call and webcast today, Thursday, August 14, 2025, at 8:30 a.m. Eastern time to discuss the Company’s third quarter fiscal year 2025 financial results, provide a corporate update, and conclude with Q&A from telephone participants. To participate, please use the following information:

Date: Thursday, August 14, 2025

Time: 8:30 a.m. Eastern time

U.S. Dial-In (Toll Free): 888-506-0062

International Dial-In: 973-528-0011

Participant Access Code: 939482

Webcast: 3Q Webcast Link

Please join at least five minutes before the start of the call to ensure timely participation.

A playback of the call will be available through Thursday, August 28, 2025. To listen, please call 877-481-4010 within the United States or 919-882-2331 when calling internationally, using replay passcode 52598. A webcast replay will also be available using the webcast link above through August 28, 2025.

About NeuroOne

NeuroOne Medical Technologies Corporation (NASDAQ: NMTC) is developing and commercializing minimally invasive and hi-definition solutions for EEG recording, monitoring, ablation, drug delivery and stimulation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders that may improve patient outcomes and reduce procedural costs. The Company may also pursue applications for other areas such as depression, mood disorders, pain, incontinence, high blood pressure, and artificial intelligence. For more information, visit nmtc1.com.

Forward Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this press release may be a forward–looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward–looking statements by the words or phrases “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “forecasts,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue, “focused on,” “committed to” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward–looking statements may include statements regarding the Company’s ability to be funded through 2026; potential profitability of the Company, the ability to obtain ISO 13485 certification and expand internationally, the continued development of the Company’s electrode technology program (including its drug delivery program and spinal cord stimulation program); fiscal year 2025 guidance, including expectations for significant product revenue growth and margin expansion, the potential to receive FDA clearance for our trigeminal nerve ablation program, the potential to receive revenues from our trigeminal nerve ablation program in calendar 2025, the potential to receive any revenues from our trigeminal nerve ablation program, business strategy, market size, potential growth opportunities, future operations, future efficiencies, and other financial and operating information. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks related to whether the Company will continue to maintain compliance with all Nasdaq continued listing requirements, risks that our strategic partnerships may not facilitate the commercialization or market acceptance of our technology; whether due to supply chain disruptions, labor shortages or otherwise; risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials; risks related to uncertainties associated with the Company’s capital requirements to achieve its business objectives and ability to raise additional funds: the risk that we may not be able to secure or retain coverage or adequate reimbursement for our technology; uncertainties inherent in the development process of our technology; risks related to changes in regulatory requirements or decisions of regulatory authorities; that we may not have accurately estimated the size and growth potential of the markets for our technology; risks related to clinical trial patient enrollment and the results of clinical trials; that we may be unable to protect our intellectual property rights; and other risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

Caution: Federal law restricts this device to sale by or on the order of a physician.

* Disclaimer: This recounts one patient’s experience and may not be representative of all patient outcomes.

IR Contact
MZ Group – MZ North America
NMTC@mzgroup.us

NeuroOne Medical Technologies Corporation

Balance Sheets

(unaudited)

	As of
	June 30,	September 30,
	2025	2024

Assets
Current assets:
Cash and cash equivalents	$8,039,683	$1,460,042
Accounts receivable	—	176,636
Inventory	1,897,701	2,635,153
Deferred offering costs	—	142,633
Prepaid expenses	233,363	216,461
Total current assets	10,170,747	4,630,925
Intangible assets, net	50,525	67,262
Right-of-use asset	283,621	254,910
Property and equipment, net	314,588	416,843
Total assets	$10,819,481	$5,369,940

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$467,734	$1,029,206
Accrued expenses and other liabilities	958,056	1,184,014
Total current liabilities	1,425,790	2,213,220
Warrant liability	1,040,894	2,140,315
Operating lease liability, long term	175,344	194,392
Total liabilities	2,642,028	4,547,927

Commitments and contingencies (Note 4)

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding.	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 49,824,780 and 30,816,499 shares issued and outstanding as of June 30, 2025 and September 30, 2024, respectively.	49,825	30,816
Additional paid–in capital	85,118,194	75,795,610
Accumulated deficit	(76,990,566)	(75,004,413)
Total stockholders’ equity	8,177,453	822,013
Total liabilities and stockholders’ equity	$10,819,481	$5,369,940

NeuroOne Medical Technologies Corporation

Statements of Operations

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Product revenue	$1,696,050	$825,776	$6,356,767	$3,180,719
Cost of product revenue	781,215	543,904	2,743,982	2,242,114
Product gross profit	914,835	281,872	3,612,785	938,605

License revenue	—	—	3,000,000	—

Operating expenses:
Selling, general and administrative	1,618,950	1,881,099	5,602,818	6,057,520
Research and development	1,182,485	1,194,674	3,865,376	3,951,559
Total operating expenses	2,801,435	3,075,773	9,468,194	10,009,079
Loss from operations	(1,886,600)	(2,793,901)	(2,855,409)	(9,070,474)
Fair value change in warrant liability	319,625	—	1,099,421	—
Financing costs	(9,325)	—	(334,063)	—
Other income	75,432	26,376	103,898	102,959
Loss before income taxes	(1,500,868)	(2,767,525)	(1,986,153)	(8,967,515)
Provision for income taxes	—	—	—	—
Net loss	$(1,500,868)	$(2,767,525)	$(1,986,153)	$(8,967,515)

Net loss per share:
Basic and diluted	$(0.03)	$(0.10)	$(0.05)	$(0.35)
Number of shares used in per share calculations:
Basic and diluted	48,604,996	27,352,660	36,850,431	25,746,503